
<ARTICLE> OPUR3
<LEGEND>
The schedule contains summarized financial information extracted from the Pro forma Questar Regulated Services Company income statement and balance sheet for the period ended December 31, 1995, and is qualified in its entirety by reference to such unaudited financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<BOOK-VALUE>                                 PRO-FORMA
<TOTAL-ASSETS>                               1,044,459
<TOTAL-OPERATING-REVENUES>                     403,424
<NET-INCOME>                                    48,316

